Exhibit (s)

POWER OF ATTORNEY

The undersigned, being officers and directors/trustees of each fund listed on Appendix A hereto (each, a "Fund"), do hereby, appoint John M. Perlowski, Robert W. Crothers, Neal J. Andrews, Janey Ahn, Jay M. Fife and Benjamin Archibald, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officer or director/trustee a Registration Statement on Form N-2, allowing for delayed offerings pursuant to Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of a Fund pursuant to Rule 462(b) of the 1933 Act, and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of a Fund or the registration or offering of a Fund’s common shares, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 8th day of November, 2013.

Signature	Title

/s/ John M. Perlowski	President and Chief Executive Officer
John M. Perlowski

/s/ Neal J. Andrews	Chief Financial Officer
Neal J. Andrews

/s/ Michael J. Castellano	Director/Trustee
Michael J. Castellano

/s/ Richard E. Cavanagh	Director/Trustee
Richard E. Cavanagh

/s/ Frank J. Fabozzi	Director/Trustee
Frank J. Fabozzi

/s/ Kathleen F. Feldstein	Director/Trustee
Kathleen F. Feldstein

/s/ James T. Flynn	Director/Trustee
James T. Flynn

/s/ Jerrold B. Harris	Director/Trustee
Jerrold B. Harris

/s/ R. Glenn Hubbard	Director/Trustee
R. Glenn Hubbard

/s/ W. Carl Kester	Director/Trustee
W. Carl Kester

/s/ Karen P. Robards	Director/Trustee
Karen P. Robards

/s/ Paul L. Audet	Director/Trustee
Paul L. Audet

/s/ Henry Gabbay	Director/Trustee
Henry Gabbay

Signature Page to BLK Funds ATM N-2 POA

Appendix A

1.	BlackRock Build America Bond Trust	BBN
2.	BlackRock California Municipal Income Trust	BFZ
3.	BlackRock Core Bond Trust	BHK
4.	BlackRock Corporate High Yield Fund, Inc.	COY
5.	BlackRock Corporate High Yield Fund III, Inc.	CYE
6.	BlackRock Corporate High Yield Fund V, Inc.	HYV
7.	BlackRock Corporate High Yield Fund VI, Inc.	HYT
8.	BlackRock Credit Allocation Income Trust	BTZ
9.	BlackRock Debt Strategies Fund, Inc.	DSU
10.	BlackRock Defined Opportunity Credit Trust	BHL
11.	BlackRock Dividend Income Trust	BQY
12.	BlackRock EcoSolutions Investment Trust	BQR
13.	BlackRock Energy and Resources Trust	BGR
14.	BlackRock Enhanced Capital and Income Fund, Inc.	CII
15.	BlackRock Enhanced Equity Dividend Trust	BDJ
16.	BlackRock Enhanced Government Fund, Inc.	EGF
17.	BlackRock Floating Rate Income Strategies Fund, Inc.	FRA
18.	BlackRock Floating Rate Income Trust	BGT
19.	BlackRock Global Opportunities Equity Trust	BOE
20.	BlackRock Health Sciences Trust	BME
21.	BlackRock High Income Shares	HIS
22.	BlackRock High Yield Trust	BHY
23.	BlackRock Income Opportunity Trust, Inc.	BNA
24.	BlackRock Income Trust, Inc.	BKT
25.	BlackRock International Growth and Income Trust	BGY
26.	BlackRock Investment Quality Municipal Trust, Inc.	BKN
27.	BlackRock Limited Duration Income Trust	BLW
28.	BlackRock Long-Term Municipal Advantage Trust	BTA
29.	BlackRock Maryland Municipal Bond Trust	BZM
30.	BlackRock Massachusetts Tax-Exempt Trust	MHE
31.	BlackRock Multi-Sector Income Trust	BIT
32.	BlackRock Muni Intermediate Duration Fund, Inc.	MUI
33.	BlackRock Muni New York Intermediate Duration Fund, Inc.	MNE
34.	BlackRock MuniAssets Fund, Inc.	MUA
35.	BlackRock Municipal Bond Investment Trust	BIE
36.	BlackRock Municipal Bond Trust	BBK
37.	BlackRock Municipal Income Investment Quality Trust	BAF
38.	BlackRock Municipal Income Investment Trust	BBF
39.	BlackRock Municipal Income Quality Trust	BYM
40.	BlackRock Municipal Income Trust	BFK
41.	BlackRock Municipal Income Trust II	BLE
42.	BlackRock MuniEnhanced Fund, Inc.	MEN
43.	BlackRock MuniHoldings California Quality Fund, Inc.	MUC
44.	BlackRock MuniHoldings Fund, Inc.	MHD
45.	BlackRock MuniHoldings Fund II, Inc.	MUH
46.	BlackRock MuniHoldings Investment Quality Fund	MFL
47.	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	MUJ
48.	BlackRock MuniHoldings New York Quality Fund, Inc.	MHN
49.	BlackRock MuniHoldings Quality Fund, Inc.	MUS
50.	BlackRock MuniHoldings Quality Fund II, Inc.	MUE
51.	BlackRock MuniVest Fund, Inc.	MVF
52.	BlackRock MuniVest Fund II, Inc.	MVT

53.	BlackRock MuniYield Arizona Fund, Inc.	MZA
54.	BlackRock MuniYield California Fund, Inc.	MYC
55.	BlackRock MuniYield California Quality Fund, Inc.	MCA
56.	BlackRock MuniYield Fund, Inc.	MYD
57.	BlackRock MuniYield Investment Fund	MYF
58.	BlackRock MuniYield Investment Quality Fund	MFT
59.	BlackRock MuniYield Michigan Quality Fund, Inc.	MIY
60.	BlackRock MuniYield Michigan Quality Fund II, Inc.	MYM
61.	BlackRock MuniYield New Jersey Fund, Inc.	MYJ
62.	BlackRock MuniYield New Jersey Quality Fund, Inc.	MJI
63.	BlackRock MuniYield New York Quality Fund, Inc.	MYN
64.	BlackRock MuniYield Pennsylvania Quality Fund	MPA
65.	BlackRock MuniYield Quality Fund, Inc.	MQY
66.	BlackRock MuniYield Quality Fund II, Inc.	MQT
67.	BlackRock MuniYield Quality Fund III, Inc.	MYI
68.	BlackRock New Jersey Municipal Bond Trust	BLJ
69.	BlackRock New Jersey Municipal Income Trust	BNJ
70.	BlackRock New York Municipal Bond Trust	BQH
71.	BlackRock New York Municipal Income Quality Trust	BSE
72.	BlackRock New York Municipal Income Trust	BNY
73.	BlackRock New York Municipal Income Trust II	BFY
74.	The BlackRock Pennsylvania Strategic Municipal Trust	BPS
75.	BlackRock Real Asset Equity Trust	BCF
76.	BlackRock Resources & Commodities Strategy Trust	BCX
77.	BlackRock Senior High Income Fund, Inc.	ARK
78.	BlackRock Strategic Bond Trust	BHD
79.	BlackRock Utility and Infrastructure Trust	BUI
80.	BlackRock Virginia Municipal Bond Trust	BHV
81.	The BlackRock Strategic Municipal Trust	BSD